FOR IMMEDIATE RELEASE – September 8, 2008

CASPIAN SERVICES, INC. PLACES $15 MILLION

CONVERTIBLE NOTE

Salt Lake City, Utah (PR Newswire) – Caspian Services, Inc. (OTC Bulletin Board: “CSSV.OB”) announced today that it has successfully completed the private placement of $15 million in principal amount of a 39 month convertible loan (“Note”).

The Note bears interest at a rate of 13% per annum and is convertible into Caspian Services common shares. Accrued interest on the Note will be capitalized at the end of each twelve month interest period. Unless previously converted to common shares, repayment of the Note will be due in December 2011. The Note may not be prepaid without the consent of Noteholder. The Note is immediately convertible into common shares of Caspian Services at the request of the Noteholder and may be converted for all or any portion of the unpaid principal amount thereof plus any capitalized or accrued and unpaid interest. The Note is convertible at a price of $2.30 per share. The Note contains financial covenants that require Caspian Services to maintain a maximum ratio of net debt to equity, limit total liabilities in relation to its total stockholders’ equity, and to maintain a certain level of cash available to services its debts. The Note contains other customary affirmative and negative covenants, as well as customary events of default. The Note constitutes a direct, unsubordinated and unsecured, interest bearing obligations of Caspian Services.

The Note and the common shares issuable upon conversion of the Note have not been registered under the Securities Act or the securities laws of any other jurisdiction, although Noteholder has been granted a registration right with respect to the underlying common shares. Unless registered, the Note and the underlying common stock may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Caspian Services and there shall not be any sale of any securities of Caspian Services in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

In June 2008 Caspian Services completed the private placement of a $15 million convertible note on similar terms to another party.

The proceeds from the placement of the notes will be used to help fund marine base construction and for general corporate purposes.

Caspian Services provides geophysical and seismic data acquisition services, maintains a fleet of vessels for commission to oil and a gas exploration company engaged in exploration and development activities in the north Caspian Sea and is building a marine base facility in the Port of Bautino. The Company maintains corporate offices in Almaty, Kazakhstan, Aktau, Kazakhstan and Salt Lake City, Utah

For Further Information Please Contact:

Terrance J. Powell
Vice President, Investor Relations
                29/6 Satpaev Street

9th Floor, Hyatt Regency Hotel

Almaty, 050040

Republic of Kazakhstan

Tel – 7 727 250 8478 / Fax – 7 727 250 8479

Email – tpowell@caspianservices.kz

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Caspian Services' Annual Report on Form 10-K for the year ended September 30, 2007 and other filings with the Securities and Exchange Commission. Although Caspian Services believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Caspian Services or any other person that the objectives and plans of Caspian Services will be achieved.